Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2019 RESULTS

ROUND ROCK, TX – November 14, 2019 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its third quarter ended September 30, 2019.

Third Quarter Highlights:

●

Third quarter 2019 revenue of $4.2 million compared with $6.4 million in the third quarter of 2018 and $3.5 million in the second quarter of 2019. The third quarter 2018 revenues include $1.8 million from operations sold in 2018.

●	Gross margin of 36% in the third quarter of 2019 compared with 39% in the third quarter of 2018.
●

Operating loss of $12,000 in the third quarter of 2019 compared to operating income of $771,000 in the third quarter of 2018. The third quarter of 2018 includes $552,000 of operating income from operations sold in 2018.

●	Net loss of $95,000 or $(0.01) per share in the third quarter of 2019 compared to net income of $652,000 or $0.04 per share in the third quarter of 2018.
●	Adjusted EBITDA of $157,000 compared with Adjusted EBITDA of $924,000 in the third quarter of 2018.
●	Adjusted EBITDA of $157,000 compared with pro forma Adjusted EBITDA of $367,000 in the third quarter of 2018 (excluding results of operations sold in 2018).

“Our revenues and adjusted EBITDA have been relatively consistent the first three quarters of this year. However, with the launch of our reseller program, we expect revenue in the fourth quarter to be higher than the first three quarters combined. In addition, we expect Adjusted EBITDA in the fourth quarter to be nearly double the first three quarters of 2019 combined.” said Anthony Angelini, President and Chief Executive Officer of TSS. “We are excited to have started to deliver on this program in the last week of September, and we believe this program will drive substantial growth, not only in the fourth quarter of 2019, but well into the future. Our expectations are that this will also assist us in expanding relationships with other third parties. We believe this program is a significant opportunity to substantially grow our top and bottom lines well into the future.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2019 financial results for Thursday, November 14, 2019 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 49159328#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until December 14, 2019. The audio replay can be accessed by dialing 1-888-843-7419 toll-free in the U.S. or 630-652-3042 then enter conference ID number 4915 9328#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income (loss) or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

Pro Forma Information

Pro forma information is used by management to evaluate performance when certain dispositions occur. Historical information reflects results of disposed business units through the disposal date, while the pro forma information enhances comparability of financial accounting between periods by adjusting the information as if the dispositions occurred at the beginning of a preceding year. Our pro forma information is adjusting for the timing of dispositions, but does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the dispositions. Pro forma information is not a non-GAAP financial measure under Securities and Exchange Commission rules. Our pro forma information is not necessarily indicative of future results or what our results would have been had the disposed business been operated by us during the pro forma periods.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2017 financial statements contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$5,922	$6,178
Contract and other receivables, net	856	727
Costs and estimated earnings in excess of billings on uncompleted contracts	406	154
Inventories, net	1,185	108
Prepaid expenses and other current assets	156	266
Total current assets	8,525	7,433
Property and equipment, net	515	390
Lease right-of-use asset	1,620	-
Goodwill	780	780
Intangible assets, net	330	398
Other assets	109	109
Total assets	$11,879	$9,110
Liabilities and Stockholders’ Equity
Current Liabilities
Lease liabilities	$621	$-
Accounts payable and accrued expenses	3,207	2,390
Deferred revenues	2,423	2,181
Total current liabilities	6,251	4,571
Convertible notes, less current portion, net	1,978	1,838
Lease liabilities, less current portion	1,125	-
Deferred revenues – noncurrent portion	117	112
Other liabilities	-	108
Total liabilities	9,471	6,629
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2019 and December 31, 2018; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2019 and December 31, 2018: 18,500 and 17,520 shares issued at September 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	69,544	69,241
Treasury stock 959 and 777 shares at cost at September 30, 2019 and December 31, 2018, respectively	(1,698)	(1,542)
Accumulated deficit	(65,440)	(65,220)
Total stockholders' equity	2,408	2,481
Total liabilities and stockholders’ equity	$11,879	$9,110

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Results of Operations:
Revenue	$4,176	$6,371	$12,375	$16,587
Cost of revenue, excluding depreciation and amortization	2,679	3,855	7,790	10,140
Gross profit, excluding depreciation and amortization	1,497	2,516	4,585	6,447
Operating expenses:
Selling, general and administrative	1,425	1,654	4,301	4,747
Depreciation and amortization	84	91	244	297
Total operating costs	1,509	1,745	4,545	5,044
Operating income (loss)	(12)	771	40	1,403
Interest income (expense), net	(78)	(102)	(238)	(306)
Income (loss) before income taxes	(90)	669	(198)	1,097
Income tax expense	5	17	22	47
Net income (loss)	$(95)	$652	$(220)	$1,050

Basic net income (loss) per Share:	$(0.01)	$0.04	$(0.01)	$0.06
Diluted net income (loss) per share	$(0.01)	$0.03	$(0.01)	$0.05

TSS, Inc.

Condensed Consolidated Pro Forma Statements of Operations

For the Three-month periods ended September 30,

(In thousands, unaudited)

	2018 as reported	Adjustments	2018 pro forma	2019
Results of Operations:
Revenue	$6,371	$(1,789)	$4,582	$4,176
Cost of revenue, excluding depreciation and amortization	3,855	(1,037)	2,818	2,679
Gross profit, excluding depreciation and amortization	2,516	(752)	1,764	1,497
Operating expenses:
Selling, general and administrative	1,654	(200)	1,454	1,425
Depreciation and amortization	91	-	91	84
Total operating costs	1,745	(200)	1,545	1,509
Operating income (loss)	771	(552)	219	(12)
Interest expense	(102)		(102)	(78)
Income (loss) before income taxes	669	(552)	117	(90)
Income tax expense	17		19	5
Net income (loss)	$652	$(552)	$98	$(95)
Basic and diluted income per Share:
income per common share	$0.04		$0.01	$(0.01)
Weighted average common shares outstanding	16,288		16,288	17,506

The 2018 pro-forma results reflect the consolidated 2018 financial statements of the Company as adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.

TSS, Inc.

Condensed Consolidated Pro Forma Statements of Operations

For the nine-month periods ended September 30,

(In thousands, unaudited)

	2018 as reported	Adjustments	2018 pro forma	2019
Results of Operations:
Revenue	$16,587	$(3,441)	$13,146	$12,375
Cost of revenue, excluding depreciation and amortization	10,140	(2,160)	7,980	7,790
Gross profit, excluding depreciation and amortization	6,447	(1,281)	5,166	4,585
Operating expenses:
Selling, general and administrative	4,747	(406)	4,341	4,301
Depreciation and amortization	297	-	297	244
Total operating costs	5,044	(406)	4,638	4,545
Operating income (loss)	1,403	(875)	528	40
Interest expense	(306)		(306)	(238)
Income (loss) before income taxes	1,097	(875)	222	(198)
Income tax expense	47		47	22
Net income (loss)	$1,050	$(875)	$175	$(220)
Basic and diluted income per Share:
income per common share	$0.06		$0.01	$(0.01)
Weighted average common shares outstanding	16,178		16,178	17,363

The 2018 pro-forma results reflect the consolidated 2018 financial statements of the Company as adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Sept. 30,
	2019	2018	adjustments	2018 pro forma

Net income (loss)	$(95)	$652	$(552)	$100
Interest income (expense), net	78	102	-	102
Depreciation and amortization	84	91	(5)	86
Income tax expense	5	17	-	17
EBITDA	$72	$862	$(557)	$305
Stock based compensation	85	62	-	62
Provision for bad debts	-	-	-	-
Adjusted EBITDA	$157	$924	$(557)	$367

The 2018 pro forma EBITDA reflects the 2018 EBITDA of the Company adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.

	Nine Months Ended Sept. 30,
	2019	2018	adjustments	2018 pro forma

Net income (loss)	$(220)	$1,050	$(875)	$175
Interest income (expense), net	238	306	-	306
Depreciation and amortization	244	297	(5)	292
Income tax expense	22	47	-	47
EBITDA	$284	$1,700	$(880)	$820
Stock based compensation	244	177	-	$177
Provision for bad debts	-	-	-	$-
Adjusted EBITDA	$528	$1,877	$(880)	$997

The 2018 pro forma EBITDA reflects the 2018 EBITDA of the Company adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.